Exhibit 99.1

Ascent Industries Reports Second Quarter 2025 Results
Schaumburg, Illinois, August 6, 2025 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), a specialty chemicals platform focused on the development, production, and distribution of tailored, performance-driven chemical solutions, is reporting its results for the second quarter ended June 30, 2025.

Second Quarter 2025 Summary1

(in millions, except per share and margin)	Q2 2025	Q2 2024	Change
Net Sales	$18.7	21.5	(13.0)%
Gross Profit	$4.9	$2.8	73.0%
Gross Profit Margin	26.1%	13.1%	1,298bps
Net Loss	$(2.4)	$(1.5)	60.0%
Diluted Loss per Share	$(0.25)	$(0.14)	78.6%
Adjusted EBITDA	$(0.3)	$(0.3)	-$52K
Adjusted EBITDA Margin	(1.8)%	(1.3)%	-50bps
______________
1On April 4, 2025, the Company closed on a transaction to sell substantially all of the assets of Bristol Metals, LLC (“BRISMET”). On June 30, 2025, the Company closed on a transaction to sell substantially all of the assets of American Stainless Tubing, Inc ("ASTI"). As a result, financial results from BRISMET and ASTI have been categorized into discontinued operations.

Management Commentary
“In Q2 2025, we delivered on our portfolio-optimization commitments—completing the sale of BRISMET in April and ASTI in June—to fully transform Ascent into a pure-play specialty chemicals company,” said Bryan Kitchen, CEO of Ascent Industries.

“Even amid muted end-market demand and navigating two divestitures, our team delivered $4.9 million in gross profit from continuing operations in Q2 2025, lifting gross margin to 26.1%—up 1,298 basis points versus 13.1% in Q2 2024 and up 888 basis points versus 17% in Q1 2025— improvements reflective of our relentless focus on cost management, strategic sourcing, and ongoing product-line optimization."

"We are energized by a growing pipeline of high-quality growth opportunities and remain committed to driving durable value for our shareholders. Underscoring our confidence and commitment, we repurchased 644,171 shares—about 6% of our outstanding stock—in Q2 2025, returning cash directly to shareholders.”

Second Quarter 2025 Financial Results
Net sales from continuing operations were $18.7 million compared to $21.5 million in the second quarter of 2024. The decline was a result of lower volume partially offset by increased average selling prices.

Gross profit from continuing operations increased 73.0% to $4.9 million, or 26.1% of net sales, compared to $2.8 million, or 13.1% of net sales, in the second quarter of 2024. The increase was primarily driven by continued cost management, improved strategic sourcing, and continued product line optimization.

Net loss from continuing operations increased to ($2.4) million, or ($0.25) diluted loss per share compared to a net loss from continuing operations of ($1.5) million, or ($0.14) diluted loss per share, in the second quarter of 2024. Excluding the one time asset impairment charge in the quarter, net loss from continuing operations decreased to ($0.8) million.

Adjusted EBITDA remained flat to prior year at ($0.3) million in the second quarter of 2025, with adjusted EBITDA margin decreasing to (1.8)% compared to (1.3)% in the prior year period. The decrease was primarily driven by the aforementioned decline in sales in the quarter.

On April 4, 2025, the Company closed on the sale of substantially all of the assets of Bristol Metals, LLC. ("BRISMET") for a transaction price of $45 million in cash, subject to working capital and other closing adjustments. On June 30, 2025, the Company closed on a transaction to sell substantially all of the assets of American Stainless Tubing, Inc ("ASTI") for a transaction price of $16 million in cash, subject to working capital and other closing adjustments. As a result of these transactions, financial results from BRISMET and ASTI have been categorized into discontinued operations and the Company no longer has any operating tubular assets.

Liquidity
As of June 30, 2025, the Company had $60.5 million in cash and cash equivalents, no debt outstanding under its revolving credit facilities and had $13.4 million in availability under its revolving credit facility.

For the quarter ended June 30, 2025, the Company repurchased 644,171 shares at an average cost of $12.15 per share for approximately $7.8 million.

Conference Call
Ascent will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2025.

Ascent management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, August 6, 2025
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group, Inc. at 1-949-574-3860

The conference call will also be broadcast live and available for replay via the webcast registration link above here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a specialty chemicals platform focused on the development, production, and distribution of tailored, performance-driven chemical solutions. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring & severance costs from net income (loss).
Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Ralf Esper
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$60,479	$16,098
Accounts receivable, net of allowance for credit losses of $1,067 and $202, respectively	12,345	12,232
Advances and other receivables	5,352	52
Inventories	6,666	5,727
Prepaid expenses and other current assets	2,069	1,122
Current assets of discontinued operations	—	47,841
Total current assets	86,911	83,072
Property, plant and equipment, net	16,242	17,589
Right-of-use assets, operating leases, net	15,401	28,140
Intangible assets, net	3,139	3,445
Deferred charges, net	376	309
Other non-current assets, net	511	512
Long-term assets of discontinued operations	—	14,183
Total assets	$122,580	$147,250

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$5,197	$6,836
Accrued expenses and other current liabilities	5,484	3,598
Current portion of note payable	1,084	369
Current portion of operating lease liabilities	1,016	1,495
Current portion of finance lease liabilities	301	293
Current liabilities of discontinued operations	—	9,756
Total current liabilities	13,082	22,347
Long-term portion of operating lease liabilities	18,823	29,972
Long-term portion of finance lease liabilities	862	1,015
Deferred income taxes	49	320
Other long-term liabilities	48	51
Total non-current liabilities	19,782	31,358
Total liabilities	$32,864	$53,705

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 9,430,183 and 10,072,590 shares outstanding as of June 30, 2025 and December 31, 2024 , respectively	$11,085	$11,085
Capital in excess of par value	47,375	47,339
Retained earnings	48,912	44,919
	107,372	103,343
Less: cost of common stock in treasury - 1,654,920 and 1,012,513 shares, respectively	(17,656)	(9,798)
Total shareholders' equity	89,716	93,545
Total liabilities and shareholders' equity	$122,580	$147,250
Note: The condensed consolidated balance sheets at December 31, 2024 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
($ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2024	2023
Net sales	$18,652	$21,468	$36,486	$41,764
Cost of sales	13,786	18,655	28,553	37,565
Gross profit	4,866	2,813	7,933	4,199
Selling, general and administrative	6,444	4,604	11,315	10,484
Acquisition costs and other	31	52	268	52
Asset impairments	1,622	—	1,622	—
Gain on lease modification	(544)	—	(544)	—
Operating loss from continuing operations	(2,687)	(1,843)	(4,728)	(6,337)
Other expense (income)
Interest expense, net	(15)	72	99	199
Other, net	(136)	(93)	(285)	(212)
Loss from continuing operations before income taxes	(2,536)	(1,822)	(4,542)	(6,324)
Income tax benefit	(89)	(372)	(89)	(1,393)
Loss from continuing operations	(2,447)	(1,450)	(4,453)	(4,931)
Income (loss) from discontinued operations, net of tax	8,733	524	8,446	(1,488)
Net income (loss)	$6,286	$(926)	$3,993	$(6,419)

Net loss per common share from continuing operations:
Basic	$(0.25)	$(0.14)	$(0.45)	$(0.49)
Diluted	$(0.25)	$(0.14)	$(0.45)	$(0.49)

Net income (loss) per common share from discontinued operations:
Basic	$0.90	$0.05	$0.85	$(0.15)
Diluted	$0.90	$0.05	$0.85	$(0.15)

Net income (loss) per common share:
Basic	$0.65	$(0.09)	$0.40	$(0.63)
Diluted	$0.65	$(0.09)	$0.40	$(0.63)

Weighted average shares outstanding:
Basic	9,751	10,126	9,913	10,110
Diluted	9,751	10,126	9,913	10,110

Adjusted EBITDA[1]	$(335)	$(283)	$(802)	$(3,430)
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, retention costs and restructuring & severance costs from net income (loss). For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income (loss)	$3,993	$(6,419)
Income (loss) from discontinued operations, net of tax	8,446	(1,488)
Net loss from continuing operations	(4,453)	(4,931)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation expense	1,870	1,961
Amortization expense	306	347
Amortization of debt issuance costs	179	50
Asset impairments	1,622	—
Deferred income taxes	(90)	(1,393)
(Reduction of) provision for losses on accounts receivable	(506)	217
Non-cash lease expense	(1)	61
Stock-based compensation expense	222	360
Changes in operating assets and liabilities:
Accounts receivable and advances	(4,908)	1,013
Inventories	(939)	2,338
Other assets and liabilities	(1,937)	(815)
Accounts payable	(1,712)	(89)
Accrued expenses	1,387	1,003
Accrued income taxes	19	630
Net cash (used in) provided by operating activities - continuing operations	(8,941)	752
Net cash provided by operating activities - discontinued operations	6,845	1,678
Net cash (used in) provided by operating activities	(2,096)	2,430
Investing activities
Purchases of property, plant and equipment	(466)	(458)
Net cash used in investing activities - continuing operations	(466)	(458)
Net cash provided by (used in) investing activities - discontinued operations	54,425	(312)
Net cash provided by (used in) investing activities	53,959	(770)
Financing activities
Borrowings from credit facilities	89,670	107,700
Proceeds from note payable	1,085	914
Payments on credit facilities	(89,670)	(107,700)
Payments on note payable	(370)	(359)
Principal payments on finance lease obligations	(144)	(148)
Repurchase of common stock	(8,044)	(320)
Net cash (used in) provided by financing activities - continuing operations	(7,473)	87
Net cash used in financing activities - discontinued operations	(19)	(3)
Net cash (used in) provided by financing activities	(7,492)	84
Decrease in cash and cash equivalents	44,371	1,744
Less: Cash and cash equivalents of discontinued operations	—	10
Cash and cash equivalents, beginning of period	16,108	1,841
Cash and cash equivalents, end of period	$60,479	$3,595

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Consolidated
Net loss from continuing operations	$(2,447)	$(1,450)	$(4,453)	$(4,931)
Adjustments:
Interest expense, net	(15)	72	99	199
Income taxes	(89)	(372)	(89)	(1,393)
Depreciation	893	985	1,870	1,961
Amortization	153	179	306	348
EBITDA	(1,505)	(586)	(2,267)	(3,816)
Acquisition costs and other	31	52	268	52
Asset impairments	1,622	—	1,622	—
Gain on lease modification	(544)	—	(544)	—
Stock-based compensation	86	44	120	93
Non-cash lease expense	(25)	30	(1)	61
Retention expense	—	—	—	3
Restructuring and severance costs	—	177	—	177
Adjusted EBITDA	$(335)	$(283)	$(802)	$(3,430)
% sales	(1.8)%	(1.3)%	(2.2)%	(8.2)%

Specialty Chemicals
Net income (loss)	$1,499	$409	$2,237	$(1,049)
Adjustments:
Interest expense, net	15	20	32	39
Depreciation	878	964	1,840	1,918
Amortization	153	179	306	348
EBITDA	2,545	1,572	4,415	1,256
Acquisition costs and other	—	—	92	—
Stock-based compensation	—	—	—	7
Non-cash lease expense	(5)	19	3	38
Restructuring and severance costs	—	109	—	109
Specialty Chemicals Adjusted EBITDA	$2,540	$1,700	$4,510	$1,410
% segment sales	13.6%	7.9%	12.4%	3.4%